Exhibit 99.1

Bulldog Technologies Announces Successful Completion

of MiniBOSS™ Pilot Programs

Major Marketing and Sales Expansion Underway

RICHMOND, British Columbia, August 17, 2005 – Bulldog Technologies Inc. (OTC BB: BLLD), a leading provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, announced today the successful completion of pilot programs for the MiniBOSS™ covert security application. The trials were conducted over the last two months and involved in-depth testing of the solution with Fortune 500 companies in the Pharmaceutical, Retail and Hi-Tech industries.

Customer demand for the product has been overwhelming. The initial trials for the products have proven the benefits of the functionality and the value proposition for the customer. The products were tested over the last two months in cargo shipments across the United States. These pilots have been critical to Bulldog in proving concept reliability and price acceptance in the marketplace. Unit costs including airtime were discussed prior to commencement of pilots.

MiniBOSS™ Covert Security Solution

The MiniBOSS™ was tested on loads running coast to coast across major U.S. shipping corridors. The device was tested in multiple locations of the cargo shipment, from underneath a pallet of pharmaceuticals to the inside of cigarette boxes, and the device exceeded all expectations of the customers. Additionally, the MiniBOSS™ was placed on commercial delivery and package carriers and was easily able to provide detailed mapping of routes and locations of valuable cargo from inside the delivery vehicles.

Marketing and Sales Expansion Underway

Based on the success of these trials, Bulldog Technologies has embarked on a targeted marketing campaign focused on trade shows and industry publications. Bulldog will focus marketing to key clients through three major trade shows, National Retail Federation (NRF) Loss Prevention, Healthcare Distribution Management Association (HDMA - Pharmaceuticals) and the International Cargo Security Council (ICSC). Additionally, advertising will be positioned in various trade publications including, Integrated Solutions for Retailers/Wireless, MARNews, Cargo Security International, SmartBrief, Inbound Logistics and DC Velocity.

Key sales personnel are being hired to meet current demand. The sales force will consist of regional direct sales managers focused on large corporate accounts. The sales teams will call on the key vertical market customers (Retail, Pharmaceuticals and High-Tech) that Bulldog is pursuing.

Closing Current Opportunities

“The MiniBOSS™ has performed spectacularly from the inside of cargo transportation vehicles while embedded in valuable cargo. The pilot programs have tested the functionality and we are in the final stages of negotiating with our current customers” stated Richard Booth, Vice President of Sales and Marketing. “The MiniBOSS™ has proven to be a new and unique weapon to covertly fight cargo theft and above all has proven, without a doubt, its total uniqueness in securing cargo,” affirmed Booth.

About Bulldog Technologies

Bulldog Technologies, Inc., a leading provider of wireless security solutions and sensor networks, researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSSTM (Bulldog Online Security Solution) devices and solutions for use in the supply chain focusing on the cargo transportation and storage industry. Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable assets/cargo during the transport, storage and delivery supply chain process

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Contact Information:

Investor Relations

Todd Fromer / Michael Cimini

KCSA Worldwide

Email: tfromer@kcsa.com/mcimini@kcsa.com

(212) 896-1215 / (212) 896-1233

800 Second Avenue, 5th Floor

New York, NY 10017

Press Contact
Jan Roscovich
Bulldog Technologies Inc.
(604) 271-8656
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DVS undertakes no obligation to update such statements.